Exhibit 5.8

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

Re: Registration Statement on Form S-4 of ADS Waste Holdings, Inc.

Ladies and Gentlemen:

McCarter & English, LLP

BNY Mellon Center

1735 Market Street - Suite 700

Philadelphia, PA 19103-7501

T. 215.979.3800

F. 215.979.3899

www.mccarter.com

BOSTON

HARTFORD

NEW YORK

NEWARK

PHILADELPHIA

STAMFORD

WILMINGTON

We have acted as special New Jersey and Pennsylvania counsel to the Covered Guarantors (as defined below) for the limited purpose of rendering this legal opinion in connection with the preparation and filing by ADS Waste Holdings, Inc., a Delaware corporation (the “Company”) and the parent of the Covered Guarantors, of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors (the “Guarantors”), which include the following Company subsidiaries: (i) the corporations and/or limited liability companies incorporated or formed pursuant to the laws of the Commonwealth of Pennsylvania which are listed on Schedule I hereto (the “PA Guarantors;” guarantees by the PA Guarantors are referred to herein as the “PA Guarantees”), and (ii) the corporations incorporated pursuant to the laws of the State of New Jersey which listed on Schedule II hereto (the “NJ Guarantors;” together with the PA Guarantors, the “Covered Guarantors;” guarantees by the NJ Guarantors are referred to herein as the “NJ Guarantees;” together with the PA Guarantees, the “Covered Guarantees”).

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8  1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Old Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), between ADS Waste Escrow Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

September 11, 2013

In our capacity as special counsel to the Covered Guarantors in connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	The Indenture, including the Exchange Note Guarantees; and

(b)	A specimen of the Exchange Notes.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following documents:

a.	The Registration Statement;

b.	The Prospectus;

c.	The Registration Rights Agreement, dated as of October 9, 2012, among the Company and Deutsche Bank Securities Inc., as representative of the several Initial Purchasers named therein;

d.	a copy of the certificate of incorporation, articles of organization, or certificate of formation, as applicable, of each of the Covered Guarantors, certified by the New Jersey Department of Treasury or the Pennsylvania Secretary of State, as applicable;

e.	a copy of the by-laws or limited liability company agreement, as applicable, in each case as amended and in effect on the date hereof, of each of the Covered Guarantors, certified pursuant to the Master Officer’s Certificate; and

f.	a copy of the resolutions of the Board of Directors or Managers of each of the Covered Guarantors, relating to the Exchange Offer, the Indenture, the Covered Guarantees and related matters, certified pursuant to the Master Officer’s Certificate.

Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Covered Guarantors and we have made such inquiries of officers and representatives of the Covered Guarantors as we have deemed relevant or necessary, as the basis for the opinions set forth herein.

September 11, 2013

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Covered Guarantors, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and, and except as to the Covered Guarantors with respect to the Covered Guarantees, the validity and binding effect on such parties. We have also assumed that each of the Covered Guarantors has complied with all aspects of applicable laws of jurisdictions in connection with the transactions contemplated by the Indenture, the Registration Rights Agreements, Exchange Notes and Covered Guarantees to the extent a party thereto. We have also assumed that the terms of the Exchange Notes and the Covered Guarantees have been established so as not to, and that the execution and delivery by the Covered Guarantors of the Indenture, the Covered Guarantees and Exchange Notes and the performance of their obligations thereunder, do not and will not violate, conflict with or constitute a default under: (i) any agreement or instrument to which the Covered Guarantors or any of their properties is subject, (ii) any law, rule, or regulation to which the Covered Guarantors or any of their properties are subject (except with respect to the Covered Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except with respect to the Covered Law). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Covered Guarantors and others.

The opinions expressed herein are based upon and are limited to the laws of the State of New Jersey and the Commonwealth of Pennsylvania (the “Covered Law”), and we express no opinion with respect to the laws of any other state or jurisdiction. The opinions expressed herein based on the laws of the State of New Jersey and the Commonwealth of Pennsylvania are limited to the laws that in our experience are generally applicable in transactions of the type covered by the Opinion Documents. Our opinions herein with respect to the valid existence and good standing of the Covered Guarantors are based solely on certificates of the New Jersey Department of Treasury and the Pennsylvania Secretary of State.

September 11, 2013

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that:

1.	Each PA Guarantor is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

2.	Each NJ Guarantor is a corporation validly existing and in good standing under the laws of the State of New Jersey.

3.	Each Covered Guarantor has the power and authority to create the obligations applicable to them under the Opinion Documents.

4.	The execution, delivery and performance by each Covered Guarantor of the Opinion Documents to which it is a party has been duly authorized by all necessary corporate or limited liability company action, as applicable.

5.	The Indenture has been duly executed and delivered by each Covered Guarantor.

This opinion letter is rendered to you in connection with the Exchange Offer. This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder. Subject to the foregoing, this opinion letter is furnished to you and may be relied upon by Shearman & Sterling LLP in connection with the Exchange Offer and the filing of the Registration Statement.

Very truly yours,

/s/ McCarter & English, LLP
McCarter & English, LLP

September 11, 2013

SCHEDULE I

Pennsylvania Guarantors

•	Advanced Disposal Services Chestnut Valley Landfill, Inc.

•	Advanced Disposal Services Greentree Landfill, LLC

•	Advanced Disposal Services Lehigh Valley, Inc.

•	Advanced Disposal Services Lancaster Landfill, LLC

•	Advanced Disposal Services Skippack, Inc.

•	Advanced Disposal Services Solid Waste of PA, Inc.

•	Advanced Disposal Services Somerset, Inc.

•	Champion Transfer Station, Inc.

•	Diller Transfer Station, Inc.

•	Community Refuse Service, Inc.

•	Hinkle Transfer Station, Inc.

•	Mostoller Landfill, Inc.

•	Trestle Park Carting, Inc.

•	Trestle Transport, Inc.

•	WBLF Acquisition Company, LLC

September 11, 2013

SCHEDULE II

New Jersey Guarantors

•	ADS Solid Waste of NJ, Inc.

•	North East Waste Transport, Inc.

•	PDC Disposal Co., Inc.